Exhibit 99_1

Teradyne Reports First Quarter 2022 Results

•	Revenue and earnings above the mid-point of Q1 guidance

•	Revenue of $755 million in Q1’22, down 3% from Q1’21

•	Test revenue down 7% in Q1’22 from Q1’21

•	Industrial Automation revenue in Q1’22 grew 29% from Q1’21

	Q1’22	Q1’21	Q4’21
Revenue (mil)	$755	$782	$885
GAAP EPS	$0.92	$1.09	$1.26
Non-GAAP EPS	$0.98	$1.11	$1.37

NORTH READING, Mass. – April 26, 2022 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $755 million for the first quarter of 2022 of which $482 million was in Semiconductor Test, $119 million in System Test, $52 million in Wireless Test and $103 million in Industrial Automation (IA). GAAP net income for the first quarter was $161.9 million, or $0.92 per diluted share. On a non-GAAP basis, Teradyne’s net income in the first quarter was $169.0 million, or $0.98 per diluted share, which excluded restructuring and other charges, acquired intangible asset amortization, and included the related tax impact on non-GAAP adjustments.

“We delivered first quarter results ahead of the midpoint of our January outlook as we successfully resolved some short-term supply constraints at Universal Robots,” said Teradyne President and CEO Mark Jagiela. “Entering the second quarter, the demand environment in test has incrementally improved from our January outlook with particular strength in automotive and Flash memory end markets. In Industrial Automation, both cobot demand at Universal Robots and autonomous mobile robot demand at MiR remain strong and we expect the revenue growth rate to accelerate through the year. From a supply perspective, we continue to encounter material constraints in most product areas and our wider than normal Q2 guidance range reflects those supply challenges.”

Guidance for the second quarter of 2022 is revenue of $780 million to $870 million, with GAAP net income of $0.96 to $1.25 per diluted share and non-GAAP net income of $1.00 to $1.29 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Wednesday, April 27. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, losses on convertible debt conversions, non-cash convertible debt interest, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2021, Teradyne had revenue of $3.7 billion and today employs over 6,000 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the global pandemic of the novel strain of the coronavirus (COVID-19), results of operations, market conditions, earnings per share, the impact of supply chain conditions on the business, customer sales expectations, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, sanctions against Russia and Russian companies, and the impact of U.S. and Chinese export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, customer sales, supply chain improvement, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, supply chain conditions, the impact of the COVID-19 pandemic, sanctions against Russia and Russian companies, or the impact of U.S. and Chinese export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Specifically, Teradyne’s 2024 earnings model is aspirational and includes many assumptions. There can be no assurance that these assumptions will be accurate or that model results will be achieved. As set forth below, there are many factors that could cause our 2024 earnings model and actual results to differ materially from those presently expected. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S. - regulated products, software and technology to the designated Huawei entities. On August 17, 2020, the U.S. Department of Commerce published final regulations expanding the scope of the U.S. EAR to include additional products that became subject to export restrictions relating to Huawei entities including HiSilicon. These new regulations restrict the sale to Huawei and the designated Huawei entities of certain non-U.S. made items, such as semiconductor devices, manufactured for or sold to Huawei entities including HiSilicon under specific, detailed conditions set forth in the new regulations. These new regulations have negatively impacted our sales to Huawei, HiSilicon and their suppliers. Teradyne is taking appropriate actions, including filing for licenses with the U.S. Department of Commerce. However, Teradyne cannot be certain that the actions it takes will mitigate the risks associated with the new export controls that impact its business. It is uncertain the extent these new regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency may have on Teradyne’s business and financial results.

On April 28, 2020, the U.S. Department of Commerce published new export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela. The definition of military end user is broad. The regulations went into effect on June 29, 2020. In December 2020, the U.S. Department of Commerce issued a list of companies in China and other countries that it considered to be military end users. Teradyne does not expect that compliance with the new export controls will significantly impact its ability to sell products to its customers in

China or to manufacture products in China. The new export controls, however, could disrupt the Company’s supply chain, increase compliance costs and impact the demand for the Company’s products in China and, thus, have a material adverse impact on Teradyne’s business, financial condition or results of operations. In addition, while the Company maintains an export compliance program, its compliance controls could be circumvented, exposing the Company to legal liabilities. Teradyne continues to assess the impact of the new export controls on its business and operations and take appropriate actions, including filing for licenses with the U.S. Department of Commerce, to minimize any disruption. However, Teradyne cannot be certain that the actions it takes will mitigate all the risks associated with the export controls that may impact its business.

In response to the regulations issued by the U.S. Department of Commerce, the Chinese government has passed new laws that may impact Teradyne’s business activities in China. The Company continues to assess the potential impact of these new Chinese laws and to monitor relevant laws and regulations issued by the Chinese government.

Following Russia’s invasion of Ukraine in February 2022, the U.S. and other countries imposed significant sanctions against the Russian government and many Russian companies and individuals. Although Teradyne does not have significant operations in Russia, the sanctions could impact Teradyne’s business in other countries and could have a negative impact on the Company’s supply chain, either of which could adversely affect Teradyne’s business and financial results.

COVID-19 has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, government vaccination mandates and other government regulations. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. As Teradyne implements measures to comply with additional regulations, the Company may experience increased compliance costs, increased risk of non-compliance and increased risk of employee attrition.

The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and constraints within the Company’s supply chain. The Company cannot accurately estimate the amount of the impact on Teradyne’s 2022 financial results and to its future financial results. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty resulted in a significant decrease in demand for certain Teradyne products and could continue to impact demand for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of in person participation in meetings, events and conferences) and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. The degree to which COVID-19 continues to impact Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued spread of the virus, its severity, the actions to contain the virus or the availability and impact of vaccines in countries where the Company does business, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, the 2024 earnings model, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of the global semiconductor supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; demand for products by the Company’s largest customers; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the Company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; sanctions imposed against the Russian government and certain Russian companies and individuals by the U.S., and other countries; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2022

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended
	April 3, 2022	December 31, 2021	April 4, 2021
Net revenues	$755,370	$885,047	$781,606
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	300,437	357,998	319,988

Gross profit	454,933	527,049	461,618
Operating expenses:
Selling and administrative	140,185	142,747	129,797
Engineering and development	108,116	109,965	100,402
Acquired intangible assets amortization	5,063	5,163	5,536
Restructuring and other (2)	15,714	12,738	(7,130)

Operating expenses	269,078	270,613	228,605
Income from operations	185,855	256,436	233,013
Interest and other expense (3)	5,496	1,256	9,020

Income before income taxes	180,359	255,180	223,993
Income tax provision	18,431	31,140	18,481

Net income	$161,928	$224,040	$205,512

Net income per common share:
Basic	$1.00	$1.38	$1.23

Diluted	$0.92	$1.26	$1.09

Weighted average common shares - basic	162,048	162,769	166,491

Weighted average common shares - diluted (4)	175,565	178,020	187,740

Cash dividend declared per common share	$0.11	$0.10	$0.10

(1) Cost of revenues includes:
	Quarter Ended
	April 3, 2022	December 31, 2021	April 4, 2021
Provision for excess and obsolete inventory	$1,590	$3,700	$2,827
Sale of previously written down inventory	(262)	(434)	(790)

	$1,328	$3,266	$2,037

(2) Restructuring and other consists of:
	Quarter Ended
	April 3, 2022	December 31, 2021	April 4, 2021
Litigation settlement	$14,700	$12,000	$—
Employee severance	551	284	188
Acquisition related expenses and compensation	(201)	174	(237)
Contingent consideration fair value adjustment	—	—	(7,227)
Other	664	280	146

	$15,714	$12,738	$(7,130)

(3) Interest and other includes:
	Quarter Ended
	April 3, 2022	December 31, 2021	April 4, 2021
Loss on convertible debt conversions	$—	$3,431	$4,069
Non-cash convertible debt interest	—	1,166	3,581
Pension actuarial losses	—	(1,590)	—

	$—	$3,007	$7,650

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended April 3, 2022, December 31, 2021 and April 4, 2021, 2.5 million, 3.4 million and 10.3 million shares, respectively, have been included in diluted shares. For the quarters ended April 3, 2022, December 31, 2021 and April 4, 2021, diluted shares also included 10.0 million, 10.5 million and 9.4 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 3, 2022	December 31, 2021
Assets
Cash and cash equivalents	$794,603	$1,122,199
Marketable securities	282,016	244,231
Accounts receivable, net	546,881	550,749
Inventories, net	259,341	243,330
Prepayments	479,414	406,266
Other current assets	12,127	9,452

Total current assets	2,374,382	2,576,227
Property, plant and equipment, net	399,485	387,240
Operating lease right-of-use assets, net	67,718	68,807
Marketable securities	126,130	133,858
Deferred tax assets	113,556	102,428
Retirement plans assets	14,669	15,110
Other assets	23,480	24,096
Acquired intangible assets, net	69,846	75,635
Goodwill	419,888	426,024

Total assets	$3,609,154	$3,809,425

Liabilities
Accounts payable	$156,493	$153,133
Accrued employees’ compensation and withholdings	139,287	253,667
Deferred revenue and customer advances	155,761	146,185
Other accrued liabilities	118,252	124,187
Operating lease liabilities	18,523	19,977
Income taxes payable	103,386	88,789
Current debt	20,497	19,182

Total current liabilities	712,199	805,120
Retirement plans liabilities	151,697	151,141
Long-term deferred revenue and customer advances	51,698	54,921
Long-term other accrued liabilities	15,748	15,497
Deferred tax liabilities	4,927	6,327
Long-term operating lease liabilities	55,934	56,178
Long-term income taxes payable	67,041	67,041
Debt	75,378	89,244

Total liabilities	1,134,622	1,245,469

Mezzanine equity	—	1,512
Shareholders’ equity	2,474,532	2,562,444

Total liabilities, convertible common shares and shareholders’ equity	$3,609,154	$3,809,425

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	April 3, 2022	April 4, 2021
Cash flows from operating activities:
Net income	$161,928	$205,512
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,503	23,910
Stock-based compensation	12,894	12,232
Amortization	5,233	9,822
Deferred taxes	11,288	(1,057)
Losses (gains) on investments	2,001	(2,491)
Provision for excess and obsolete inventory	1,590	2,285
Loss on convertible debt conversions	—	4,069
Contingent consideration fair value adjustment	—	(7,227)
Other	177	200
Changes in operating assets and liabilities:
Accounts receivable	208	(87,512)
Inventories	(9,480)	(35,870)
Prepayments and other assets	(74,305)	(86,131)
Accounts payable and other liabilities	(124,382)	(10,571)
Deferred revenue and customer advances	6,747	7,952
Retirement plans contributions	(1,329)	(1,925)
Income taxes	(7,611)	4,941

Net cash provided by operating activities	7,462	38,139

Cash flows from investing activities:
Purchases of property, plant and equipment	(43,999)	(39,250)
Purchases of marketable securities	(165,977)	(211,604)
Proceeds from maturities of marketable securities	96,682	194,228
Proceeds from sales of marketable securities	30,581	61,293

Net cash (used for) provided by investing activities	(82,713)	4,667

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	16,475	17,144
Repurchase of common stock	(201,465)	(45,188)
Payments related to net settlement of employee stock compensation awards	(31,048)	(30,675)
Payments of convertible debt principal	(20,694)	(51,275)
Dividend payments	(17,895)	(16,667)

Net cash used for financing activities	(254,627)	(126,661)

Effects of exchange rate changes on cash and cash equivalents	2,282	883

Decrease in cash and cash equivalents	(327,596)	(82,972)
Cash and cash equivalents at beginning of period	1,122,199	914,121

Cash and cash equivalents at end of period	$794,603	$831,149

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	April 3, 2022	% of Net Revenues			December 31, 2021	% of Net Revenues			April 4, 2021	% of Net Revenues
Net revenues	$755.4				$885.0				$781.6
Gross profit GAAP and non-GAAP	$454.9	60.2%			$527.0	59.5%			$461.6	59.1%
Income from operations - GAAP	$185.9	24.6%			$256.4	29.0%			$233.0	29.8%
Restructuring and other (1)	15.7	2.1%			12.7	1.4%			(7.1)	-0.9%
Acquired intangible assets amortization	5.1	0.7%			5.2	0.6%			5.5	0.7%

Income from operations - non-GAAP	$206.7	27.4%			$274.3	31.0%			$231.4	29.6%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	April 3, 2022	% of Net Revenues	Basic	Diluted	December 31, 2021	% of Net Revenues	Basic	Diluted	April 4, 2021	% of Net Revenues	Basic	Diluted
Net income - GAAP	$161.9	21.4%	$1.00	$0.92	$224.0	25.3%	$1.38	$1.26	$205.5	26.3%	$1.23	$1.09
Restructuring and other (1)	15.7	2.1%	0.10	0.09	12.7	1.4%	0.08	0.07	(7.1)	-0.9%	(0.04)	(0.04)
Acquired intangible assets amortization	5.1	0.7%	0.03	0.03	5.2	0.6%	0.03	0.03	5.5	0.7%	0.03	0.03
Loss on convertible debt conversions (2)	—	—	—	—	3.4	0.4%	0.02	0.02	4.1	0.5%	0.02	0.02
Interest and other (2)	—	—	—	—	1.2	0.1%	0.01	0.01	3.6	0.5%	0.02	0.02
Pension mark-to-market adjustment (2)	—	—	—	—	(1.6)	-0.2%	(0.01)	(0.01)	—	—	—	—
Exclude discrete tax adjustments	(10.4)	-1.4%	(0.06)	(0.06)	(6.5)	-0.7%	(0.04)	(0.04)	(15.1)	-1.9%	(0.09)	(0.08)
Non-GAAP tax adjustments	(3.3)	-0.4%	(0.02)	(0.02)	(0.2)	0.0%	(0.00)	(0.00)	(0.3)	0.0%	(0.00)	(0.00)
Convertible share adjustment (3)	—	—	—	0.01	—	—	—	0.03	—	—	—	0.06

Net income - non-GAAP	$169.0	22.4%	$1.04	$0.98	$238.2	26.9%	$1.46	$1.37	$196.2	25.1%	$1.18	$1.11

GAAP and non-GAAP weighted average common shares - basic	162.0				162.8				166.5
GAAP weighted average common shares - diluted	175.6				178.0				187.7
Exclude dilutive shares related to convertible note transaction	(2.5)				(3.4)				(10.3)

Non-GAAP weighted average common shares - diluted	173.1				174.6				177.4

(1) Restructuring and other consists of:

	Quarter Ended
	April 3, 2022				December 31, 2021				April 4, 2021
Litigation Settlement	$ 14.7				$ 12.0				$ —
Employee severance	0.6				0.3				0.2
Acquisition related expenses and compensation	(0.2)				0.2				(0.2)
Contingent consideration fair value adjustment	—				—				(7.2)
Other	0.7				0.3				0.1

	$ 15.7				$ 12.7				$ (7.1)

(2)

For the quarters ended December 31, 2021 and April 4, 2021, adjustment to exclude loss on convertible debt conversions. For the quarters ended December 31, 2021 and April 4, 2021, Interest and other included non-cash convertible debt interest expense. For the quarter ended December 31 2021, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended April 3, 2022, December 31 2021 and April 4, 2021, the non-GAAP diluted EPS calculation adds back $0.3 million, $0.3 million and $1.2 million, respectively, of convertible debt interest expense to non-GAAP net income. For the quarters ended April 3, 2022, December 31 2021, and April 4, 2021, non-GAAP weighted average diluted common shares include 10.0 million, 10.5 million and 9.4 million shares, respectively, from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of Second Quarter 2022 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$780 million	to	$870 million
GAAP net income per diluted share	$0.96		$1.25
Exclude acquired intangible assets amortization	0.03		0.03
Convertible share adjustment	0.01		0.01

Non-GAAP net income per diluted share	$1.00		$1.29

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

Andy Blanchard 978-370-2425

Vice President of Corporate Relations